[ LETTERHEAD OF COUNSEL ]


                                                             September 26, 1996


Arbor Property Trust
Suite 800
One Tower Bridge
W. Conshohocken, PA 19428


     RE:  Arbor Property Trust
          Registration Statement on Form S-8


Gentlemen:

     As counsel to Arbor Property Trust, a Delaware business trust (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 100,000 of the Company's common shares of beneficial interest, without par value (the "Common Shares"), that may be issued under the Company's Incentive Share Plan (the "Plan").

     In this connection, we have examined the Company's Certificate of Trust, Amended and Restated Declaration of Trust and Bylaws, the Plan and such other documents and corporate records relating to the Company and the issuances of the Common Shares as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing, it is our opinion that the Common Shares offered and to be offered under the Plan are duly authorized and, when issued and sold pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.

     We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.


                                               Very truly yours,


                                      WOLF, BLOCK, SCHORR and SOLIS-COHEN